CODE OF ETHICS
                        SCHWARTZ FUND DISTRIBUTORS, INC.

     Rule  17j-1  under the  Investment  Company  Act of 1940 (the  "1940  Act")
addresses  conflicts of interest that arise from personal trading  activities of the personnel of a principal  underwriter to a registered investment company. In particular,  Rule 17j-1 prohibits fraudulent,  deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter  to an  investment  company  to  adopt a code of  ethics  containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative
acts  and  requires   certain  persons  to  report  their  personal   securities
transactions.

     This Code of Ethics has been  adopted by the  Directors  of  Schwartz  Fund
Distributors, Inc. (the "Company"). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds' shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. Definitions. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a) "Access Person" shall mean any director or officer of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of securities.

     (b)  "Beneficial  ownership"  shall  have  the  same  meaning  as  in  Rule
          16a-1(a)(2) for the purposes of Section 16 of the Securities  Exchange
          Act of 1934. Generally, a person is considered the beneficial owner of securities  if the person has a pecuniary  interest in the  securities and  includes  securities  held by members of the  person's  immediate family sharing the same  household,  or other persons if, by reason of
          any  contract,   understanding,   relationship,   agreement  or  other
          arrangement,   the  person  obtains  from  such  securities   benefits
          substantially equivalent to those of ownership

     (c)  "Board  of   Directors"   shall  mean  a  board  of  directors  of  an
          incorporated   investment  company  or  a  board  of  trustees  of  an
          investment company created as a common-law trust.

     (d) "Compliance Officer" shall mean Robert C. Schwartz or, in his absence or unavailability, Timothy S. Schwartz.

     (e) "Fund" shall mean an investment company registered under the 1940 Act for which the Company serves as principal underwriter.

     (f)  "Security"  shall have the same meaning set forth in Section  2(a)(36)
          of the 1940 Act, except that it shall not include shares of registered
          open-end  investment   companies,   direct  obligations  of  the  U.S.
          Government,   banker's  acceptances,  bank  certificates  of  deposit,
          commercial  paper  and  high-quality   short-term  debt   instruments,
          including repurchase agreements.

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     (g)  A "security  held or to be  acquired by the Funds"  shall mean (1) any security  which,  within the most recent  fifteen (15) days, is or has been held by a Fund or is being or has been  considered by a Fund or a
          Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such  security.

     (h) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

     II. PROHIBITION ON CERTAIN ACTIONS. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

     1.   Employ any device, scheme or artifice to defraud the Funds;
     2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
     4.   Engage in any manipulative practice with respect to the Funds.

     III. CODE OF ETHICS OF THE FUNDS. All officers and employees of the Company who are also directors, officers or employees of a Fund are also subject to the Code of Ethics of such Fund.

     IV. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each officer, employee and registered representative of the Company shall file with the Secretary of the Company, no later than ten (10) days after the end of each calendar quarter, all personal security transactions for that quarter. The form attached as "Exhibit A," Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the Compliance Officer.

     V.  INITIAL AND ANNUAL  REPORTING OF  HOLDINGS.  Each Access  Person of the
Company shall file with the Compliance Officer, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Compliance Officer a holdings report listing all securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of such Access
Person; and (3) the date that the report is submitted by the Access Person.

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     VI.  DISCLAIMER OF  BENEFICIAL  OWNERSHIP.  Any person may include,  in any report  required  under  Sections  IV or V, a  disclaimer  as to the  beneficial ownership in any securities covered by the report.

     VII. SANCTIONS. If any person violates any provisions set forth in this Code of Ethics, the Compliance Officer shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or securities in that account for a specified time frame.

     VIII.  REPORTING  TO BOARD OF  DIRECTORS.  At least  once  each  year,  the
Compliance Officer shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     IX. NOTIFICATION OF REPORTING OBLIGATION. The Compliance Officer shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation.

     X. RETENTION OF RECORDS. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.

     2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

     3. A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

     4.   A record of all persons,  currently or within the past five years, who are or were required to make reports  under  Sections IV and V, or who
          are  or  were  responsible  for  reviewing  these  reports,   must  be
          maintained in an easily accessible place.

     5. A copy of each report required to be made by the Compliance Officer to the Board of Directors of each Fund pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

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                                              EXHIBIT A



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Name (please print)                                         Quarter Ending

INSTRUCTIONS:  Record  all  applicable  security  transactions  which  are  not specifically excepted by the Code of Ethics.  To indicate no transactions, the word "NONE" must appear.
This form must be returned within 10 calendar days after the close of each quarter.

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                                    Number of
               Purchase/Sale/        Shares/
   Date            Other         Principal Amount      Title of Security        Price       Broker/Dealer/Bank
------------ ------------------- ----------------- --------------------------- --------- --------------------------

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Please  disclose below any  securities  account over which you have a beneficial interest and which was established during the quarter covered by this report.

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       Account Registration                   Broker/Dealer/Bank                Account No.      Date Established
----------------------------------- ---------------------------------------- ------------------ -------------------

----------------------------------- ---------------------------------------- ------------------ -------------------

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I  acknowledge  that the  transactions  listed above  comprise all  transactions executed in accounts in which I have a beneficial interest.

--------------------------------------------               --------------------------------------------
Signature of Access Person                                 Approved

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Date of Filing                                             Date Approved

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